EXHIBIT 10.7


                           TRADEMARK LICENSE AGREEMENT


         This Agreement by and between PRINCE CORPORATION (hereinafter "PRINCE"), a corporation of the State of Michigan, having its principle place of business at One Prince Center, Holland, Michigan 49423; and INTERACTIVE TECHNOLOGIES, INC. (hereinafter "ITI"), a Minnesota corporation, having its principle place of business at 2266 N. Second Street, North St. Paul, Minnesota 55109.

         WHEREAS, Prince is the owner of the trademark HOMELINK(R) and the associated goodwill, which trademark is used on electrical circuits and components including a control system using a remote transmitter; and

         WHEREAS, the Prince HOMELINK(R) trademark and the goodwill associated therewith is protected by U.S. Trademark Registration No. 1,894,865; and

         WHEREAS, ITI desires a license from Prince to use the HOMELINK(R) mark to advertise and sell products; and

         WHEREAS, Prince agrees to license the use of the HOMELINK(R) trademark to ITI for such purposes under the following limited terms and conditions.

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties do hereby agree as follows:

         1. Prince hereby grants to ITI a limited exclusive license to use the trademark HOMELINK(R) and the goodwill associated therewith only on, and in connection with the resale of, the products which ITI developed independently or with the assistance of Prince identified on EXHIBIT A attached hereto, as the same may be amended from time to time by mutual agreement between the parties (hereinafter "EXCLUSIVE LICENSED PRODUCTS"). ITI understands that Prince has granted non-exclusive licenses to third parties under the HOMELINK(R) trademark.


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         2. Prince hereby grants to ITI a non-exclusive license to use the trademark HOMELINK(R) and the goodwill associated therewith on, and in connection with the resale of, the products identified on EXHIBIT B attached hereto (hereinafter "LICENSED PRODUCTS") as the same may be amended from time to time by mutual agreement between the parties.

         3. Prince hereby grants to ITI the non-exclusive right to sub-license the trademark HOMELINK(R) to authorized dealers of the ITI HOMELINK(R) Security Interface; provided, however, that such sub-licenses are in writing and are limited by terms and conditions that are consistent in all respects with the licenses granted to ITI by Prince pursuant to this Agreement.

         4. ITI shall provide Prince samples of Licensed Products and Exclusive Licensed Products it manufactures or purchases for resale to permit Prince to continue to monitor the quality control of Licensed Products sold under the HOMELINK(R) trademark. The use will be approved if the products meet ITI and Prince's current quality control standards.

         5. In connection with any promotional material for Licensed Products to be sold by ITI under the HOMELINK(R) trademark, all promotional materials which may be developed by ITI shall properly use the HOMELINK(R) trademark. ITI-developed promotional material shall be supplied to Prince for approval prior to use by ITI.

         6. The term of the Agreement will start on the last date set forth on the signature page hereof and will continue in full force and effect until five
(5) years after ITI produces and sells the first ITI manufactured HOMELINK(R) Security Interface. This Agreement will automatically renew for additional periods of one (1) year; except that either party may prevent the automatic renewal of this Agreement by giving the other party at least six (6) months prior written notice before the expiration of the then current term. Upon one
(1) year after termination of this Agreement, ITI agrees to discontinue the use of Prince's HOMELINK(R) trademark or any other mark which may result in a likelihood of confusion with the HOMELINK(R) mark.

         7. During the course of this Agreement and thereafter, ITI agrees not to use any mark or trade designation which is confusingly similar to the HOMELINK(R) trademark or which would dilute and/or denigrate the HOMELINK(R) trademark and its associated goodwill.


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         8. Prince agrees that notwithstanding any of the terms of this agreement or termination thereof, ITI may sell and distribute goods identified as HOMELINK(R) compatible so long as the ITI trade name is prominently displayed on those goods, and the HOMELINK(R) trademark is identified as a trademark owned by the Prince Corporation.

         9. This Agreement constitutes the entire understanding between the parties regarding the HOMELINK(R) trademark except to the extent any such term may contradict the Compatibility Agreement executed June 3, 1997 between these parties in which instance the June 3, 1997 Compatibility Agreement is controlling.

         10. The rights under this Agreement are not assignable without the express written permission of the other party.

         11. This Agreement shall be interpreted according to the laws of the State of Michigan.




INTERACTIVE TECHNOLOGIES, INC.                PRINCE CORPORATION


By: /s/ Robert E. Brunius                     By: /s/ James E. Trainor
    Robert E. Brunius                             James E. Trainor
    Senior Vice President - Engineering           HomeLink Business Manager